SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2002

MERITAGE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	I-9977	86-0611231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6613 NORTH SCOTTSDALE ROAD, SUITE 200, SCOTTSDALE, ARIZONA 85250

(Address of Principal Executive Offices) (Zip Code)

(877) 400-7888

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

         References to “we,” “our” and “us” in this Current Report on Form 8-K refer to Meritage Corporation and its consolidated subsidiaries.

         On June 20, 2002, we priced a public offering for 1,750,000 shares of our common stock at $42.00 per share, subject to an option to offer an additional 262,500 shares of common stock to cover over-allotments (such offered shares and the shares subject to the over-allotment option are referred to as the “Shares”). In connection with the offering, we filed a Prospectus Supplement to our shelf registration statement on Form S-3 (Registration No. 333-87398) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission. A copy of our press release announcing the pricing of the offering is attached hereto as Exhibit 99.1. The Underwriting Agreement covering the issue and sale of the Shares and certain other material documents are also attached hereto as exhibits.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits:

Exhibit No.	Description

1	Underwriting Agreement

3	Restated Articles of Incorporation

5	Opinion of Venable, Baetjer, Howard & Civiletti, LLP regarding legality

10.1	Eighth Modification Agreement and Modification Letter to Guaranty Federal Bank Loan, dated May 31, 2002

10.2	Deferred Bonus Agreement between the Company and Larry W. Seay

10.3	Deferred Bonus Agreement between the Company and Richard T. Morgan

23	Consent of counsel (contained in the opinion filed as Exhibit 5)

99.1	Press release

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERITAGE CORPORATION

Date: June 21, 2002	By:	\s\ Larry W. Seay

Larry W. Seay

Chief Financial Officer and

Vice-President-Finance

EXHIBIT INDEX

Exhibit No.	Description

1	Underwriting Agreement

3	Restated Articles of Incorporation

5	Opinion of Venable, Baetjer, Howard & Civiletti, LLP regarding legality

10.1	Eighth Modification Agreement and Modification Letter to Guaranty Federal Bank Loan, dated May 31, 2002

10.2	Deferred Bonus Agreement between the Company and Larry W. Seay

10.3	Deferred Bonus Agreement between the Company and Richard T. Morgan

23	Consent of counsel (contained in the opinion filed as Exhibit 5)

99.1	Press release